EXHIBIT 23.2


                  INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Pentair,Inc. on Form S-8 of our report dated February 9, 1996, appearing in the Annual Report on Form 10-K of Pentair, Inc. for the year ended December 31, 1995.


DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
September 20, 1996